Exhibit 99.2

2Q 2021 Investor Presentation

$11 $34 $56 $125 $172 $238 $304 $360 $390 $490 $494 $439 $410 $412 $494 $627 $810 $1,043 $1,405 $1,846 $2,647 $3,101 $3,412 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021Q2 Since our founding, we have delivered exceptional match-funded loan growth . . . 1 Net Loans since December 31, 1999 | $ millions Deposits since December 31, 1999 | $ millions 1 CAGR from December 31, 1999 through June 30, 2021 $10 $52 $69 $126 $184 $248 $316 $370 $349 $438 $449 $445 $464 $435 $492 $616 $766 $994 $1,404 $1,661 $2,791 $3,830 $5,288 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021Q2

$19.75 $20.76 $27.04 $30.34 $34.15 $39.25 $41.75 2015 2016 2017 2018 2019 2020 2021Q2 $1.54 $0.43 $2.34 $3.06 $3.56 $4.66 $6.20 2015 2016 2017 2018 2019 2020 2021Q2* * QTD Annualized 1 CAGR from December 31, 2015 through June 30, 2021 2 Tangible Book Value Per Share December 31, 2015 – June 30, 2021 | $ per share Earnings Per Share December 31, 2015 – June 30, 2021 | $ per share . . . which has translated into strong profitability gains for shareholders

How We Succeed 35.9% 22.5% 8.7% High-growth banks KRX Index 3 Revenue CAGR1 2015–2021Q2 Investors have been rewarded for our sustained growth despite a discounted P/E multiple Earnings per share CAGR1 2015–2021Q2 Tangible book value per share CAGR1 2015–2021Q2 28.8% 25.6% 14.4% High-growth banks KRX Index Share price performance since IPO versus KRX Index3 14.6% 15.9% 7.0% High-growth banks KRX Index (60%) (20%) 20% 60% 100% Nov-17 Jun-18 Jan-19 Sep-19 Apr-20 Nov-20 Jul-21 High-growth banks KRX Index 8.8x 12.9x 12.3x High-growth banks KRX Index Price / 2022E earnings multiple versus KRX Index4 +71% +8% +70% 2 2 1 CAGR from December 31, 2015 through June 30, 2021 (if applicable for High-growth banks and KRX constituents) 2 Includes banks with market capitalization of $500mm+ and revenue, EPS, and TBVPS CAGRs >10% 3 Performance since November 7, 2017 (MCB offering price of $35.00 per share) through July 16, 2021 4 Based on median FactSet consensus estimates as of July 16, 2021 2 2 2

Metropolitan Commercial Bank.
The Entrepreneurial Bank Since 1999

MCB LISTED NYSE

Delivering Financial Results

Second Quarter Financial Highlights

- Total revenues of $43.1 million, up 20.4% from the prior year quarter, and up 26.9% excluding gain on securities* recorded in each period.
- Earnings per share of $1.55, up 20.1% from prior year quarter.
- Tangible book value per share of $41.75, up 14.7% from prior year quarter.
- Annualized return on average equity of 15.0% and annualized return on average tangible common equity ("ROATCE")* of 15.7%.
- Deposits up 19.5% from the linked quarter and 55.8% from the prior year quarter.
- Total loans up 6.5% from the linked quarter and 19.3% from the prior year quarter. QTD loans production of $265.4 million.
- Efficiency ratio* of 50.3% compared to 51.1% for the prior year quarter.

Total Revenues

at December 31, except 2021, which is at June 30, | $ thousands



Global Payments Group ("GPG")
Revenues Excluding GPG
+35% CAGR[1]
$31,920
$2,568
$29,352
$43,489
$2,926
$40,563
$63,382
$3,369
$60,013
$83,384
$4,640
$78,744
$108,239
$5,643
$102,596
$141,924
$8,464
$133,460
$82,145
$6,894
$75,251
2015
2016
2017
2018
2019
2020
2Q 2021

1 CAGR from full year 2014 through full year 2020.

ROATCE*

at December 31, except 2021, which is at June 30,[1]



10.46%
10.84%
11.27%
12.32%
15.65%
2017
2018
2019
2020
2Q 2021

*Non-GAAP financial measure. See reconciliation to GAAP measure on page 22.

Quarterly Net Income

$ thousands



4Q
3Q
2Q
1Q
3,236
3,845
2,651
2,548
6,285
7,113
5,865
6,291
7,863
7,683
6,057
8,531
11,775
10,783
10,811
6,097
13,336
12,117

A Diversified Financial Institution Our Unique Product Offerings and Solutions 5 Personal Banking • Broad range of hallmark personal checking and savings accounts • A full suite of electronic banking services that allow clients to easily manage their everyday financing needs Business Banking • Checking, deposit, lending and cash management product and services for small and middle-market businesses • MCB Business Bankers with deep knowledge and expertise in multiple markets, including but not limited to law firms, resident healthcare, real estate property management, U.S. Trustee and municipalities. Commercial Lending • Relationship based commercial real estate lending • Commercial lending growth driven by expertise in specific lending verticals • Weighted-average loan-to-value (“LTV”) of 63.38% • Minimal charge-offs since inception Global Digital Payments • Administers domestic and international digital payments settlement • Leading national, third-party debit card issuer • Fee business growing at a 36% Compounded Annual Growth Rate (“CAGR”) from full year 2017 through full year 2020 • Meaningful average deposit contribution growing at 37% CAGR from 2017 through Q2 2021

3.52% 3.70% 3.46% 3.26% 2.68% 1.10% 1.91% 2.28% 0.54% 0.25% 2017 2018 2019 2020 2Q 2021 Well Managed Net Interest Margin 6 Net Interest Margin Analysis at June 30, 2021 MCB Net Interest Margin ("NIM") 1 Average Fed Funds Rate 2 1 Represents full-year NIM, except 2021, which represents annualized NIM for the three months ended June 30, 2021. 2 Represents full-year average, except 2021, which represents June 2021 YTD average. • The second quarter net interest margin was negatively affected by 47 basis points given the increase in overnight deposits with the Federal Reserve, driven by strong core deposit growth.

Loan Portfolio Growth and Diversification 7 1 Includes commercial real estate, multifamily and construction loans. 2 Includes consumer and 1-4 family loans $3.45 billion Loan Portfolio at June 30, 2021 | $ millions A Diversified Portfolio at June 30, 2021 • Multifamily loans – 40.5% rent regulated • CRE/RBC ratios: MCB 442.6% • CRE Owner-Occupied is a segment of our C&I Lending platform 42% 21% 17% 12% 4% 42% CRE – Non-Owner Occupied 21% CRE – Owner Occupied 17% C&I 12% Multifamily 4% Construction 2% 1-4 family 1% Consumer $1,551 $1,692 $1,732 $1,778 $1,869 $2,014 $599 $636 $620 $655 $679 $482 $739 $444 $527 $591 $587 $600 $139 $125 $116 $118 $108 $102 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 $2,771 $2,897 $2,995 $3,142 $3,243 $3,455 Total CRE1 (Non- Owner Occupied) Total CRE (Owner Occupied) C&I Other2

Commercial Growth Driven by Expertise in Specific Lending Verticals 8 General Commercial and Industrial Overview C&I Composition at June 30, 2021 Target Market • Middle market businesses with annual revenues below $200 million • Primarily concentrated in the New York MSA • Well-diversified across industries 34% 28% 10% 6% 6% 4% 4% 34% Healthcare 28% Finance and Insurance 10% Retail Trade and RE Rental & Leasing 6% Individuals - Unsecured 6% Wholesale Trade 4% Professional, Scientific, Technical and Other Services 4% C&I Other 3% Manufacturing 2% Individual - Secured 2% Transportation 1% Accommodation & Food Services Key Metrics • Average yield of 5.17% YTD • Strong historical credit performance - Pledged collateral and/or personal guarantees from high-net-worth individuals support most loans - Target borrowers have strong historical cash flows, good asset coverage and positive industry outlooks

Relationship-Based Commercial Real Estate Lending 9 Target Market • New York metropolitan area real estate entrepreneurs with a net worth in excess of $5 million • Primarily concentrated in the New York MSA • Well-diversified across various property types Key Metrics • Weighted average LTV of 63.38% • Average LTV of 39.88% on stabilized rent regulated properties provide a cushion against any falling values Composition by Type at June 30, 2021 Composition by Region at June 30, 2021 27% 19% 18% 10% 10% 6% 4% 4% 27% Other 19% Brooklyn 18% Manhattan 10% Bronx 10% Queens 6% Long Island 4% Other NY 4% New Jersey 1% Connecticut 1% Staten Island Majority of loans are originated through direct relationships or referrals from existing clients. 26% 16% 9% 10% 8% 7% 6% 6% 5% 3% 26% Nursing Home CRE 16% Multifamily 10% Other CRE 9% Retail 8% Mixed Use 7% Office 6% Hospitality 6% Land 5% Construction 3% Commercial Condo and Co-op 2% 1-4 Family 2% Warehouse

Metropolitan Commercial Bank.
The Entrepreneurial Bank Since 1999
MCB LISTED NYSE

Well-Developed, Sector Diversified Healthcare Portfolio

- Active in Healthcare lending since 2002
- CRE – Skilled Nursing Facilities ("SNF") – Average LTV of 74%
- Highly selective regarding the quality of Skilled Nursing Operators that we finance
- Borrowers typically have over 1,000 beds under management
- Loans are made only in "certificate of need" states which limits the supply of beds and supports stable occupancy rates.
- Stabilized SNF – 67% of CRE SNF portfolio. Stabilized facility provides adequate cash flows to support debt service and collateral value. Borrowers' primary motive for acquisition of a stabilized property is for synergies with existing portfolio of SNFs. Average debt service coverage ratio is 2.17x.
- Stabilized loans and Non-Stabilized loans are respectively $523 million and $191 million.
- Non-stabilized SNF – typically "turn-around" older SNFs acquired from owners who mismanaged the business, relied too heavily on long-term care (Medicaid reimbursement) or did not stay current with changes in the marketplace. Opportunity for owner to create value by renovating and adding services with higher Medicaid reimbursements rates (rehabilitation services, dialysis, etc.).

Diversified Healthcare Portfolio

at June 30, 2021


C&I Other $98 million
C&I SNF $101 million
CRE SNF $723 million
CRE Skilled Nursing Facilities (SNF) – $723 million
C&I Skilled Nursing Facilities – $101 million
C&I Other Healthcare (SNF) – $98 million

C& I Healthcare Composition

at June 30, 2021


51%
31%
7%
5%
3%
2%
51% Nursing and Residential Care Facilities
31% Ambulatory Health Care Services
7% Doctor Office
5% Ambulance Services
3% Misc. Health Practitioners
2% Medical Labs
1% Offices and Clinics of Dentists

Well-Developed, Geographically Diversified Skilled Nursing Facility Portfolio 11 CRE Skilled Nursing Facility Exposure by State C&I Skilled Nursing Facility Exposure by State 58% 13% 12% 8% 3%3%3% 58% New York 13% Pennsylvania 12% District of Columbia 8% New Jersey 3% Virginia 3% Georgia, Indiana, Wisconsin, Virginia, Ohio, Kentucky 3% Florida 30% 17% 7% 7% 5% 5% 5% 4% 4% 4% 4% 3%3% 30% New York 17% Florida 7% Pennsylvania 7% Other States 5% Massachusetts 5% Virginia 5% New Jersey 4% Indiana 4% Kentucky 4% Tennessee 4% California 3% Wisconsin 3% Georgia 2% Maryland

Credit Metrics at June 30, 2021 12 NCOs/Average Loans (Annualized) Non-Performing Loans/Loans ALLL/Loans Non-Performing Loans/ALLL 0.32% -0.06% -0.13% 0.00% 0.00% 2017 2018 2019 2020 2Q 2021 1.05% 1.02% 0.98% 1.13% 1.08% 2017 2018 2019 2020 2Q 2021 0.24% 0.02% 0.17% 0.20% 0.16% 2017 2018 2019 2020 2Q 2021 22.8% 1.5% 17.1% 18.0% 14.7% 2017 2018 2019 2020 2Q 2021

Deposit Composition 13 1 Includes liquidation, receivership, litigation settlement and other fiduciary accounts. 2 Includes cost of surety bonds required for certain deposits. Deposit Composition Over Time at June 30, 2021 | $ millions Corporate cash management deposits: • Have an expected retention period of greater than 3 years. • In total have cost of 47 basis points2. $898 $983 $927 $1,016 $1,256 $1,445 $861 $856 $813 $758 $901 $387 $940 $396 $436 $598 $708 $920 $353 $515 $601 $659 $651 $684 $219 $318 $389 $392 $516 $690 $129 $106 $97 $140 $279 $480 $173 $221 $220 $256 $116 $129 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 $5,288 $3,022 $3,395 $3,528 $3,819 $4,427 Deposits $5.29 billion at June 30, 2021 41% 26% 19% 12% 41% DDA (excl. Corporate Cash Management) 26% Corporate Cash Management MMA 19% MMA (excl. Corporate Cash Management) 12% Corporate Cash Management DDA 2% Savings and CD’s Retail Deposits Bankruptcy Accounts Property Managers Retail Deposits with Loan Customers Debit Cards – Global Payments Group Digital Currency Customers – Global Payments Group Corporate Cash Management Deposits1

How We Succeed

Well Positioned for Changing Rate Environment

Metropolitan Commercial Bank.
The Entrepreneurial Bank Since 1999
MCB LISTED NYSE

Estimated Sensitivity of Projected Annualized Net Interest Income[1]

as of March 31, 2021


-100 bps
+100 bps
+200 bps
14.37%
5.45%
-1.36%

Given the strength of our deposit verticals and overnight liquidity, we are well-positioned to benefit from a rising interest rate environment as we maintain our margin management discipline.

Fixed vs. Floating Rate Loans

at June 30, 2021


42% Floating
58% Fixed

Approximately 67% of floating rate loans have floors – Weighted average floor of 4.94%

1 Given the recent decreases in market interest rates, the Bank did not model a 200-basis point decrease in interest rates at March 31, 2021.

Global Payments Group 15 Singular Focus Digital Payments Worldwide, Every Day

Strong Growth in Revenue Global Payments Group 16 Non-Interest Income at December 31, except 2021, which is at June 30, | $ thousands $3,369 $4,640 $5,643 $8,464 $6,894 2017 2018 2019 2020 2Q 2021 Global Payments Group Revenue (% of Total Bank Non-30% 38% 53% 50% 64% Interest Income ) In addition to revenue of $6.9 Million for YTD 2021, GPG contributed average non-interest bearing Deposits of $1.2 billion, the value of which was estimated at $4.6 million2 . 1 CAGR from full year 2017 through full year 2020. 2 On an FTP basis, assuming the alternative source of funding to be 3-year FHLB advances to match fund interest earning asset, at an average cost of funds of 0.79% through June 30, 2021.

Customer Centric Digital Payments Worldwide Global Payments Group 17 Client Transactions at June 30, 2021 | Millions Customer $ Volume at June 30, 2021 | Billions $3.96 $3.85 $7.09 $21.83 2018 2019 2020 2021* 38.60 42.30 54.54 90.55 2018 2019 2020 2021* * Annualized Highlights • 180 clients with offices on six continents. • More than 2 million active customers across 200 countries. • Over 65 million domestic and international transactions totaling $21.83 billion in 130 fiat and digital currencies and 120+ languages. • Strong customer $ volume growth across all product categories for the second quarter of 2021.

Diversified Revenue Contribution Global Payments Group 18 Total Revenue by Category For the three months ended March 31, 2021 | Unaudited 35% 25% 13% 9% 7% 6% 5% 35% Crypto General Purpose Reloadable (“GPR”) Cards 25% GPR Cards 13% Other 9% Crypto Exchange/OTC 7% Digital Bank Account 6% Corporate Disbursement 5% Disbursements 45% GPR Cards 18% Crypto GPR 11% Other 7% Crypto Exchange/OTC 7% Digital Bank Account 7% Corporate Disbursement 5% Disbursements Total Revenue by Category For the three months ended June 30, 2021 | Unaudited 45% 18% 11% 7% 7% 7% 5%

Diversified Deposit Contribution Global Payments Group 19 Total Average Deposits by Category at June 30, 2021 | Unaudited 33% 16% 13% 13% 11% 8% 6% 33% Crypto Exchange/ OTC 16% GPR Cards 13% Digital Bank Account 13% Crypto GPR 11% Other 8% Corporate Disbursements 6% Disbursements 27% Crypto Exchange/OTC 16% GPR Cards 15% Digital Bank Account 14% Corporate Disbursement 10% Other 9% Disbursements 9% Crypto GPR Total Average Deposits by Category at March 31, 2021 | Unaudited 27% 16% 15% 14% 10% 9% 9%

Contributions to Deposits Global Payments Group 20 Total Average Deposits at June 30, 2021 | $ millions $391.4 $616.1 $410.3 $359.8 $639.9 $79.2 $530.1 2017 2018 2019 2020 2Q 2021 Crypto Deposits $439.0 $1,170 Growth in average deposits in the second quarter of 2021 driven by increases across all GPG product categories.

Appendix 21

Reconciliation of GAAP to Non-GAAP Measures 22 *Tangible common equity divided by common shares outstanding at period-end In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non- GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables. $ thousands, except per share data Q2 2021 2020 2019 2018 2017 Average assets $ 5,089,152 $ 3,863,013 $ 2,846,959 $ 1,951,982 $ 1,524,202 Less: average intangible assets $ 9,733 $ 9,733 $ 9,733 $ 9,733 $ 9,733 Average tangible assets $ 5,079,419 $ 3,853,280 $ 2,837,226 $ 1,942,249 $ 1,514,469 Average equity $ 351,945 $ 320,617 $ 282,604 $ 251,030 $ 133,462 Less: Average preferred equity $ 5,502 $ 5,502 $ 5,502 $ 5,502 $ 5,502 Average common equity $ 346,443 $ 315,115 $ 277,102 $ 245,528 $ 127,960 Less: average intangible assets $ 9,733 $ 9,733 $ 9,733 $ 9,733 $ 9,733 Average tangible common equity $ 336,710 $ 305,382 $ 267,369 $ 235,795 $ 118,227 Total assets $ 5,787,193 $ 4,330,821 $ 3,357,572 $ 2,182,644 $ 1,759,855 Less: intangible assets $ 9,733 $ 9,733 $ 9,733 $ 9,733 $ 9,733 Tangible assets $ 5,777,460 $ 4,321,088 $ 3,347,839 $ 2,172,911 $ 1,750,122 Total Equity $ 363,595 $ 340,787 $ 299,124 $ 264,517 $ 236,884 Less: preferred equity $ 5,502 $ 5,502 $ 5,502 $ 5,502 $ 5,502 Common Equity $ 358,093 $ 335,285 $ 293,622 $ 259,015 $ 231,382 Less: intangible assets $ 9,733 $ 9,733 $ 9,733 $ 9,733 $ 9,733 Tangible common equity (book value) $ 348,360 $ 325,552 $ 283,889 $ 249,282 $ 221,649 Common shares outstanding $ 8,344,193 $ 8,295,272 $ 8,312,918 $ 8,217,274 $ 8,196,310 Book value per share (GAAP) $ 42.92 40.42 35.32 31.52 28.23 Tangible book value per share (non-GAAP)* $ 41.75 39.25 34.15 30.34 27.04 Year-To-Date $ thousands 30-Jun-21 30-Jun-20 Total Revenue (GAAP) $ 8 2,145 $ 6 9,121 Less: Gain on sale of securities $ 609 $ 3,286 Revenue excluding gain on sale of securities (non-GAAP) $ 8 1,536 $ 6 5,835 Year-To-Date

A Diversified Financial Institution We are More than a Commercial Bank 23 How We Succeed 21-Years of Reliable Asset Quality and Financial Performance • Organic business loan origination platform • Core funded organic deposit franchise • Helping our clients build and sustain generational wealth since 1999 Our Strategic Priorities Enhance our position as a leader in the settlement of global and digital payments that brings people around the world closer together. Be the critical financial infrastructure for select fintechs to access our global payments settlement platform. Our Mission To offer a full range of banking and innovative financial services to businesses and individuals embracing the new digital banking era. Serve markets underserved by the ever-consolidating financial services industry and advance our leadingedge model that combines new technologies with the best of traditional banking practices.

Delivering Critical Financial Infrastructure, Every Day Global Payments Group 24 • Domestic and international digital payments settlements, every day • Gateway to payment networks – Wire, ACH, Visa, Mastercard, Remittance, every day • Custodian of deposits on behalf of clients and their customers, every day • Sponsorship for select clients as an extension of MCB’s expertise and legal authority e.g., money transmitter, issuing bank, acquiring bank, lending activities, every day • Regulatory oversight by experienced MCB bankers with the expertise to deploy and manage regulatory compliance across a broad spectrum of client sectors including fintech, digital payments and money services businesses, every day • Merchant Acquiring Services for the banked, underbanked and unbanked, every day • A leading national issuer of third-party debit cards status, every day Digital payment platforms are the underpinnings of E-commerce – E-commerce 1.0 was about selling goods, starting with Dell.com and Book Stacks Unlimited in the early 1990s. E-commerce 2.0 is about buying, selling and connecting a limitless array of products and services with desktop and mobile devices: • Video, movies, TV programs, music, books, podcasts and news streaming services • DIY online learning – from around the corner to around the world; how to knit to PhD • Global gig work opportunities • Tickets to in-person and virtual sporting and entertainment events • Grocery and prepared meals delivered The list goes on and on...

Delivering Critical Financial Infrastructure, Every Day 25 U.S. Treasury Government Payments Pension Companies Public and Private Pension Payments Law Firms Payouts for Legal Settlements Other Load Types MG, WU, GD, VRL, MCR Direct Deposits/ ACH Loads Network Loads WU, MG GD Corporate Prefund Adjustment Account Charge Back Disputes or Provisional Credits Program Revenue Account Program’s Revenue Operating Account Net Network Settlement Cardholder Activity MCB Settlement Account Net of Fees (Program Earnings and Expenses) MCB Pooled Funds Account MCB Revenue Account MCB’s Revenue MCB Reserve Account Extraordinary Events MCB Prepaid Invoice Account External Activity MCB Owned Moved by External Party Program Owned Moved by MCB MCB Clients Moved by External Party Global Payments Group

Global Payments Group

Client Case Study

Metropolitan Commercial Bank.
The Entrepreneurial Bank Since 1999

MCB LISTED NYSE

Broxel	BROXEL
Overview	Broxel is a FinTech leader founded in 2011 and based in Mexico City, Mexico. The Company is an innovator of tailor-made payments solutions that create efficient, agile, disruptive and available financial B2B and B2C ecosystems anywhere in the world. broxel.com/us-en/
Leadership	**Gustavo Gutierrez,** CEO and Founder
Vision	We will transform money into something more valuable.
Markets	Mexico, United States Hispanic
Primary Business	Broxel offers prepaid debit cards and a mobile app that accepts direct deposits and can make payments online and at retail locations in MXN and USD. Broxel is a Mexican company that is always looking out for the Hispanic community living in the United States.
Metropolitan Commercial Bank Global Payments Group	• Broxel has been a client since 2018 • Mobile app-based bank account and card that works as a remittance product

"The B2B and B2C infrastructure Broxel has built in Mexico combined with MCB's total support infrastructure in the United States is the blueprint for our mutual success."

Gustavo Gutierrez

Global Payments Group

Client Case Study

Metropolitan Commercial Bank. The Entrepreneurial Bank Since 1999 | MCB LISTED NYSE

CIBanco	CIBanco
Overview	Consultoría Internacional (CI) was established in 1983 and became known as CIBanco in 2008. CIBanco became a signatory of the Equator Principles from the World Bank in 2012 in response to the environmental challenges that the world is facing. Aligned with a renewed corporate philosophy CIBanco became the first green bank in Mexico to provide sustainable financial solutions. CIBanco, CICasa de Bolsa, CIFondos de Inversion, Finamadrid, are wholly-owned subsidiaries of Tenedora CI, S. A. de C.V. Financial Group. cibanco.com
Leadership	**Jorge Rangel de Alba Brunel,** Chairman of the Board **Norman Hagemeister Rey,** Chief Executive Director and Board Member **Luis Miguel Osio Barroso,** Chief Executive Director and Board Member **Salvador Arroyo Rodriguez,** Chief Executive Director and Board Member **Mario Maciel Castro,** CEO
Vision	To stand apart from traditional vertically integrated banks in specific niches that favor sustainability through unparalleled service, reliability, security and leadership.
Markets	Mexico, United States Hispanic | Spain and Latin America
Primary Business	Mexico-based bank providing banked, unbanked and underbanked financial service, leaders in Trust Funds, FX & Foreign Trade Units. Financial services including auto loans, trust funds, online and mobile banking, currency and investment options, and lines of credit, in and outside of Mexico. CIBanco serves "SME", large and corporate entities and individuals providing all financial services, settling electronic and wire transfers "from" and "to" the U.S.; thanks to its "export and import profile" and the commercial relevance between both countries and the world.
Metropolitan Commercial Bank Global Payments Group	• CIBanco has been a client since 2019 • Mobile app-based bank account and card that works as a remittance product

"Metropolitan Commercial Bank has demonstrated from the very beginning and throughout the journey, collaboration between institutions outside the transactional scope suggests a long-term relationship, in which there is trust to point out everything right or wrong; seeking to consolidate a bilateral and joint reputation. It is not every day you have the openness and willingness to grow and mature with a partner who is on your side while committing to each entity daily."

Luis Miguel Osio Barroso

Global Payments Group

Client Case Study

Metropolitan Commercial Bank. The Entrepreneurial Bank Since 1999 | MCB LISTED NYSE

Mesh Payments	**MESH**
Overview	Corporate HQ New York, NY, International office Tel Aviv, Israel; 20+ employees, privately held company founded in 2018 with VC backers and a recent round of favorable financing; strong growth in the virtual card space, which is a fraction of the corporate card space. meshpayments.com
Leadership	Globally recognized payment and technology leaders. **Oded Zehavi,** CEO and Co-founder • Before Mesh: COO, Kaymera Technologies; Payoneer, Chief Revenue Officer; PayPal, Director Global Business Development • Board Member: ReWire.tp; Advisory Board Member: Fiverr, AU10TIX, CreditStacks
Vision	Re-writing the way corporate payments are made. One-stop hub to orchestrate, manage, analyze and optimize, reconcile, and reduce their corporate spend and subscription payments.
Markets	Global B2B cardless payments.
Primary Business	Cardless corporate payments solutions via virtual cards • SaaS (software as a service) subscriptions • On-Demand to employees and gig workers • Payment intelligence – manage corporate spending and protect companies from failed payment risks • Receipt Automation – collects and matches digital receipts automatically for all tracked payments. • Accounting Integrations – works with existing accounting software
Metropolitan Commercial Bank Global Payments Group	• Mesh Payments has been a client since 2018 • MCB holds deposits on behalf of Mesh Payments' clients • MCB provides Mesh Payments with access to ACH and wire payment systems • MCB sponsors Mesh Payments' Visa branded virtual cards

"Metropolitan Commercial Bank checks all the boxes when it comes to innovation mindset and execution and strong relationships and fintech support."

Oded Zehavi

Global Payments Group

Client Case Study

Metropolitan Commercial Bank.
The Entrepreneurial Bank Since 1999

MCB LISTED NYSE

Revolut	Revolut
Overview	• A global fintech financial services company • Corporate HQ London, England • International offices including Asia, Europe and Oceania • North American offices, San Francisco, CA and New York, NY • 2,000+ employees revolut.com/en-US
Leadership	**Revolut,** Martin Gilbert, Chairman; Nik Storonsky, CEO and Co-founder; Vlad Yatsenko, CTO and Co-founder **Revolut USA,** Ronald Oliveira, CEO since November 2019 The Company's executive leadership is a Who's Who of global fintech and finance superstars.
Vision	Revolut is building the world's first truly global financial super app.
Markets	Global, individuals and businesses
Primary Business	Around the world use dozens of Revolut's innovative banking, investment and wealth management products to make more than 100 million transactions a month. Across Revolut's personal and business accounts, the Company helps customers improve their financial health, give them more control, and connect people seamlessly across the world.

Metropolitan Commercial Bank Global Payments Group	• Revolut has been a client since 2018
	• MCB holds deposits on behalf of Revolut's clients
	• MCB provides Revolut with:
	  • Access to ACH and wire payment systems
	  • Correspondent relationships for FX services
	  • Tailored solutions for Revolut clients in other jurisdictions
	• MCB sponsors Revolut card processing services for its Visa and MasterCard products

"Metropolitan Commercial Bank is not only a bank with excellent financial health, a deep bench of experienced fintech bankers and a track record across a wide arena of fintech sectors, their people listen and are open to new and interesting banking solutions."

Ronald Oliveira

Global Payments Group

Client Case Study

Metropolitan Commercial Bank.
The Entrepreneurial Bank Since 1999

MCB LISTED NYSE

Voyager Digital, Ltd **CSE: VYGR. CN**	**VOYAGER**
Overview	Voyager: The Fastest-Growing Digital Asset Broker Voyager's team of established Wall Street and Silicon Valley entrepreneurs is eliminating the roadblocks that currently exist in digital trading. The Company's goal is to bring the best of the traditional equities' world to crypto, while still delivering the innovation this exciting new asset class deserves. investvoyager.com
Leadership	**Stephen Ehrlich,** Chief Executive Officer, Co-Founder **Philip Eytan,** Chairman, Co-Founder **Gaspard de Dreuzy,** Co-Founder **Oscar Salazar,** Advisor, Co-Founder Voyager's founders have combined their decades of experience from leading organizations like E*TRADE, Uber, Tradelt, Lightspeed Financial and more, to bring Voyager to the crypto investing universe.
Vision	Voyager believes that crypto assets are the future of finance and investing. The Company is creating the broker that the crypto market deserves.
Markets	Voyager is based in New York and serves retail and institutional clients in Canada and the United States. Voyager's mission is to provide every investor with a trusted and secure access point to crypto asset trading.
Primary Business	Crypto trading solutions, built for retail and institutional businesses. Voyager offers best-in-class customer service, incomparable access to the most popular assets and commission-free trading.
Metropolitan Commercial Bank Global Payments Group	• Voyager has been a client since 2019 • MCB provides depository relationship for client funds • MCB provides access to ACH and wire payment networks

"Voyager partners with companies that bring their A-game every day through technology and human capital. Proximity is a bonus when synergy amongst team members is seamless. Metropolitan Commercial Bank has been the right choice for us since day one."

Stephen Ehrlich

Partner with the Leading Processors and Payment Processing Networks, Every Day Global Payments Group 31 Leading Processors Leading Payment Processing Networks

Who Are Our Payment Clients? 32 Global Payments Group

Global Payments Group

Tending to Our Diverse Digital Payment Products Ecosystem, *Every Day*

Metropolitan Commercial Bank.
The **Entrepreneurial** Bank Since 1999

MCB LISTED NYSE

Accounts Payable/ Expense Management



Now I can view and comment on everyone's expenses no matter where they are.

ACH Processing and Settlement



Our international business runs smoother when we are paid digitally.

Bill Payment



Check writing, stamps, check registers, so yesterday. Billpay app happy to meet you.

Card Present Debit Card



I really enjoy the security of my debit card over cash. A feeling of safety I was missing.

Claim Handling and Processing



This auto insurance claim app is a snap to use. No more needless repair estimates.

Digital Assets Settlement



Getting paid in Bitcoin and having it converted to Euros instantly, sweeeet!

E-Wallet Debit Card



Due cappuccino date night with my prefunded e-wallet watch app in Naples, Italy.

Government Benefits Settlement



My benefit payments arrive like clockwork to my debit card every month. Easy peazy.

International Remittance



Sent my sister money to pay for books at St. George's University in Granada.

Loan Advance / Payment Settlement



Credit score is up so now I can get approved for a new car and visit my folks in Ontario.

Merchant Acquiring



Traveling through southeast Asia and never worrying about having the right currency.

Mobile Payment Settlement



I don't know how it's done but I am glad my phone helps me travel around with ease.

Peer-To-Peer (P2P) Payments



Paying in for Sally's wedding gift was easier than deciding what the gift should be.

Push Payments – Real Time Domestic and International



Foreign travel is exciting, not having to think about exchange rates is joyful.

Rebate Settlement



Morning coffee with my loyalty rewards prepaid debit card in Seattle, Washington.

Virtual Debit Card



Traded in my wallet for paying mobile. More space in my purse for makeup.

Illustrative photography and captions, not actual customers.

Securing Our Place in a Diverse Digital Payment Industry Complex, Every Day Global Payments Group 34 Illustrative photography and captions, not actual customers. Auto Consumer Lending Corporate Accounts Payable Management Corporate Payroll Correspondent Banking Criminal Justice and Corrections Crypto Currency Financial Services to the Unbanked/Underbanked Foreign Exchange Government Payments Healthcare Co-Pay Hospitality Merchant Acquiring Mobile Banking Online Gambling Online Gaming Travel Trucking Pharmaceutical Prepaid Phonecards

Disclosure 35 This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may”, “believe”, “expect”, “anticipate”, “plan”, “continue”, or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as an unexpected deterioration in our loan portfolio, unexpected increases in our expenses, greater than anticipated growth and our ability to manage such growth, unanticipated regulatory action, unexpected changes in interest rates, an unanticipated decrease in deposits, an unanticipated loss of key personnel, an unanticipated loss of existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, unanticipated increases in Federal Deposit Insurance Corporation costs and unanticipated adverse changes in our customers’ economic conditions or economic conditions in our local area in general. Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the Coronavirus (“COVID-19”) outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely; and FDIC premiums may increase if the agency experience additional resolution costs. Forward-looking statements speak only as of the date of this presentation. We do not undertake any obligation to update or revise any forward-looking statement, whether the result of new information, future events or otherwise.